FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1997                 EXHIBIT 11.01



                           CARAUSTAR INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

       COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE


                                              Three Months Ended  Nine Months Ended
                                                 September 30,      September 30,
                                              ------------------  -----------------
                                               1997       1996     1997      1996
                                              -------   -------   -------   -------
                                                 (Unaudited)         (Unaudited)
Earnings:
   Net income available to common stock       $12,624   $14,766   $37,184   $43,644
                                              -------   -------   -------   -------

Shares:
   Primary weighted average common
     shares outstanding                        24,975    24,783    24,815    24,895
   Stock options                                  265       517       289       460
                                              -------   -------   -------   -------

   Average primary shares outstanding
     and equivalents                           25,240    25,300    25,104    25,355
                                              -------   -------   -------   -------

   Fully diluted weighted average common
     shares outstanding                        24,975    24,783    24,815    24,895
   Stock options                                  282       531       321       531
                                              -------   -------   -------   -------

   Average fully diluted shares outstanding
     and equivalents                           25,257    25,314    25,136    25,426
                                              -------   -------   -------   -------


Primary earnings per common share:

   Net income                                 $  0.50   $  0.58   $  1.48   $  1.72
                                              =======   =======   =======   =======

Fully diluted earnings per common share:

   Net income                                 $  0.50   $  0.58   $  1.48   $  1.72
                                              =======   =======   =======   =======